UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2014

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 8, 2014, our stockholders voted to re-approve the Ecolab Inc. Management Performance Incentive Plan, as amended (the “MPIP”).  (See also Item 5.07 below.)   The Board of Directors had previously amended and restated the MPIP on February 27, 2014, subject to stockholder approval.

Ecolab has maintained the MPIP and similar, stockholder-approved, performance-based bonus plans continuously since 1994.  With the re-approval of the MPIP by the stockholders, performance-based bonuses paid under the plan will continue to qualify for an exemption from the deduction limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) generally prohibits a publicly traded company from deducting compensation paid to certain senior executives in excess of $1,000,000 per year unless, among other things, the compensation is paid under a stockholder-approved plan containing objective performance criteria.

Awards granted under the MPIP will provide for a cash payment to be made to participants solely on account of the attainment of one or more pre-established, objective performance goals. Each performance goal will consist of one or more performance criteria, which are objectively determinable measures related to individual, business unit or Company performance, and a performance target which is the level at which the relevant performance criteria must be achieved for purposes of determining whether and to what degree a cash payment is to be made under an award. For purposes of the MPIP, the committee administering the plan may choose performance criteria from among one or more of the following measures:

•                  Diluted Earnings Per Share “EPS” which is net income or loss per share, diluted, as reported in the Company’s audited year-end consolidated statement of income for the plan year (“Income Statement”);

•                  Operating Income as reported or included in the Income Statement;

•                  Net Sales as reported or included in the Income Statement;

•                  Days Sales Outstanding (“DSO”) which is the 12 point average of month-end DSO numbers based on monthly performance for days sales invested in trade accounts receivable;

•                  Capital Expenditures as reported or included in the Company’s year-end audited consolidated statement of cash flows for the plan year;

•                  Inventory Days on Hand (“DOH”) which is the average of 12 month-end DOH numbers based on month-end inventory on hand and divided by monthly cost of goods;

•                  Controllable Expenses which are those expenses under the control of the participant;

•                  Return on Beginning Equity which is net income (loss) divided by beginning of the year “shareholder’s equity,” each as reported or included in the Company’s year-end audited financial statements for the plan year; and

•                  Return on Net Assets which is (x) operating income less income taxes at the applicable effective rate divided by (y) total assets, less cash and cash equivalents, investments in securities and non-interest bearing liabilities, each as reported or included in the Company’s year-end audited financial statements for the plan year.

Except for EPS (which applies only to the consolidated Company), the performance criteria may be applied to the Company or, by allocation, to any business division or unit thereof.  Any performance goal based on one or more of the performance criteria may be expressed in absolute amounts, relative to one or more other performance criteria, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures.

The MPIP is administered by a committee (the “Committee”) appointed by the Company’s Board of Directors consisting of two or more members, each of whom is an “outside director” within the meaning of Section 162(m).  The Committee has the authority to select the executive officers to be participants under the MPIP; establish the terms of the awards; determine the time or times when awards will be granted; and establish the restrictions and other conditions of the awards.  The Committee may reduce or eliminate the compensation or other economic benefit due pursuant to an award and appropriately adjust any performance goal to equitably reflect the impact of certain specified unusual or extraordinary events so that the criteria for evaluating attainment of the performance goal will be substantially the same following the event as prior to the event.

Participants in the MPIP will be those eligible executive officers who are selected by the Committee to receive awards for a plan year.  The Committee will determine in writing for each participant the performance goal(s) for the participant and the cash award opportunity expressed as a percentage of the participant’s base salary for the plan year.  Once the Committee has received the appropriate financial and other data after the end of the plan year, it will determine the extent to which the applicable performance goals have been met and the corresponding amount of the award earned by each participant.  In no event, however, may a participant receive more than $7 million pursuant to an award for any plan year.   In the event of a participant’s termination of employment during a plan year, the Committee may approve the payment of a pro-rated award.

Unless terminated earlier, the MPIP will terminate as of the first meeting of our stockholders which occurs in 2019.  This summary of the MPIP is qualified in its entirety by reference to the full text of the MPIP, a copy of which is attached as Exhibit (10.1) and incorporated by reference herein.  A more detailed summary of the MPIP can also be found in our proxy statement for the 2014 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 21, 2014.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Ecolab’s Annual Meeting of Stockholders was held on May 8, 2014.  A copy of the News Release issued by Ecolab in connection with this report under Item 5.07 is attached as Exhibit (99.1).

At the meeting, 89.3% of the outstanding shares of our voting shares were represented in person or by proxy.  The first proposal voted upon was the election of 14 Directors for a one-year term ending at the annual meeting in 2015. The 14 persons nominated by our Board of Directors received the following votes and were elected:

	For	Against	Abstain	Broker Non-Votes
Douglas M. Baker, Jr.	235,878,672	10,640,622	979,336	21,354,003
Barbara J. Beck	245,723,403	1,407,715	367,512	21,354,003
Leslie S. Biller	240,997,109	6,114,447	387,074	21,354,003
Carl M. Casale	245,580,794	1,516,350	401,486	21,354,003
Stephen I. Chazen	245,658,864	1,434,474	405,292	21,354,003
Jerry A. Grundhofer	240,264,936	6,857,954	375,740	21,354,003
Arthur J. Higgins	245,367,764	1,739,464	391,402	21,354,003
Joel W. Johnson	240,976,305	6,159,032	363,293	21,354,003
Michael Larson	217,736,968	29,343,207	418,455	21,354,003
Jerry W. Levin	240,344,010	6,752,871	401,749	21,354,003
Robert L. Lumpkins	241,104,171	5,988,464	405,995	21,354,003
Victoria J. Reich	245,763,261	1,354,600	380,769	21,354,003
Suzanne M. Vautrinot	245,326,937	1,723,140	448,553	21,354,003
John J. Zillmer	245,397,597	1,677,789	423,244	21,354,003

The second proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.  The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non- Votes
264,347,039	4,237,971	267,623	0

The third proposal was to approve amendments to the Ecolab Inc. Management Performance Incentive Plan, as amended. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non- Votes
239,307,526	7,543,402	647,702	21,354,003

The fourth proposal was an advisory vote to approve the compensation of the executives disclosed in the Proxy Statement. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non- Votes
239,669,048	6,056,583	1,772,999	21,354,003

The fifth proposal was a stockholder proposal requesting an independent board chair. The proposal received the following votes and was not approved:

For	Against	Abstain	Broker Non- Votes
46,524,830	200,216,697	757,103	21,354,003

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(10.1)	Ecolab Inc. Management Performance Incentive Plan, as amended and restated effective February 27, 2014.

(99.1)	Ecolab Inc. News Release dated May 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 9, 2014	By:	/s/David F. Duvick
David F. Duvick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(10.1)	Ecolab Inc. Management Performance Incentive Plan, as amended and restated on February 27, 2014.	Filed herewith electronically.

(99.1)	Ecolab Inc. News Release dated May 8, 2014.	Filed herewith electronically.